Exhibit 3.35

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:00 PM 03/25/1998
981114505 — 2875868
CERTIFICATE OF INCORPORATION
OF
CASCADE ACQUISITION INC.

          FIRST: The name of the corporation is Cascade Acquisition Inc.
          SECOND: The registered office of the corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent shall be The Corporation Trust Company.
          THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The corporation shall have authority to issue shares as follows:
          A. Common Stock. One Hundred Thousand (100,000) shares of Common Stock, with par value of $.0001 per share.
          B. Preferred Stock. Twenty Thousand (20,000) shares of Preferred Stock, with par value of $.0001 per share. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation law, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; or (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation, all as may stated in such resolution or resolutions.
          FIFTH: The name and mailing address of the sole incorporator is as follows: Helen R. Friedli, 227 West Monroe Street, Suite 3100, Chicago, Illinois 60606.

          SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the By-Laws of the corporation, to make, alter, amend and repeal the By-Laws of the corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.
          In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the By-Laws of the corporation.
          Any contract, transaction or act of the corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.
          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation as the case may be, and also on this corporation.

          EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.
          If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the full extent authorized by the General Corporation Law of the State of Delaware, as so amended.
          Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
          NINTH: The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Election of directors need not be by ballot unless the By-Laws of the corporation shall so provide.
          TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly, have hereunto set my hand this 25th day of March, 1998.

/s/ Helen R. Friedli
Helen R. Friedli

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 04/09/1998
981136649 — 2875868
CASCADE ACQUISITION INC.
CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE
SERIES A PREFERRED STOCK,
PAR VALUE $.0001 PER SHARE
     The following resolution was duly adopted by the Board of Directors of Cascade Acquisition Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of the Delaware General Corporation Law, in accordance with the provisions of Section 151 thereof, on April 8, 1998, by the unanimous written consent of the Board of Directors of the Corporation:
     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, par value $.0001 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and
     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;
     NOW, THEREFORE, BE IT RESOLVED:
     1. Designation and Number of Shares. There shall be hereby established a series of preferred stock designated as “Series A Preferred Stock” (such series being hereinafter referred to as the “Series A Preferred Stock”). The authorized number of shares of Series A Preferred Stock shall be 10,000. The liquidation preference of the Series A Preferred Stock shall be $1,000 per share (the “Liquidation Preference”).
     2. Rank. The Series A Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank senior to the Series B Preferred Stock of the Corporation (the “Series B Preferred Stock”) and to all classes of common stock of the Corporation (including, without limitation, the common stock, par value $.0001 per share, of the Corporation (the “Common Stock”))(the Series B Preferred Stock and Common Stock are hereinafter collectively referred to as the “Junior Stock”), other than the Series C Preferred Stock of the Corporation (the “Series C Preferred Stock”).

     3. Dividends.
          (a) Beginning on the date of issuance of the Series A Preferred Stock, dividends on each outstanding share of Series A Preferred Stock (a “Share”) shall accrue on a daily basis at the Dividend Rate per annum. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for die payment of dividends. Such dividends shall be cumulative such that all accrued dividends shall be fully declared and issued before any dividend, distribution or payment may be made with respect to any Junior Stock. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.
          (b) Dividends accruing on the Series A Preferred Stock shall be paid by the issuance of additional shares of Series A Preferred Stock (including fractional shares of Series A Preferred Stock), with each share of Series A Preferred Stock to be valued for these issuances at $1,000 per share.
          (c) On June 30 and December 31 of each year, beginning December 31, 1998 (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and issued to the holders of the Series A Preferred Stock.
          (d) All dividends paid with respect to shares of Series A Preferred Stock pursuant to paragraph 3(a) shall be paid pro rata and in like manner to all of the holders entitled thereto.
          (e) So long as any shares of the Series A. Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together (a “Determinative Vote”):
               (1) Redeem, purchase or otherwise acquire for value any share or shares of Series A Preferred Stock, whether such redemption occurs in connection with a merger or other business combination, pursuant to Section 6, or otherwise, and if the Series A Preferred Stock is so redeemed, purchased or otherwise acquired, then all of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock must be redeemed or purchased concurrently;
               (2) Purchase, redeem or otherwise-acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation or any Subsidiary; or
                (3) Declare or pay any dividends on or declare or make any other distribution (other than a dividend payable solely in shares of Series B Preferred Stock or Series C Preferred Stock), direct or indirect, on account of the Junior Stock or set apart any sum for such purpose.
          (f) Subject to the foregoing provisions of this paragraph 3, the Corporation may declare, pay or set apart for payment dividends on any shares of Junior Stock or make any payments on account of or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any shares of Junior Stock or make any distribution in respect thereof, and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.
     4. Liquidation Preference.
          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid for each share held thereby, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon (calculated pursuant to paragraph 3(a)) to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Reference Date to the date fixed for liquidation, dissolution or winding up) (the “Investment Value”), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. Except as provided in the preceding sentence, holders of the Series A Preferred Stock, in their capacities as such, shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the foregoing liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and Series C Preferred Stock, then the holders of all shares of Series A Preferred Stock and Series C Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and Series C Preferred Stock are entitled were paid in full.
          (b) At any time, in the event of a sale or other disposition of all or substantially all of the assets of the Corporation, then:
               (1) first, the holders of the Series A Preferred Stock and Series C Preferred Stock shall receive for each share of such stock, in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to the Investment Value per share on the date of full payment;
               (2) second, the holders of the Series B Preferred Stock shall receive the Investment Value specified in Section 4 of the Series B Certificate of Designation; and

               (3) third, holders of the Common Stock shall be entitled to receive the remaining proceeds of such transaction.
          Such payments shall be made by redemption or purchase of such shares by the Corporation. Before any payment or distribution is made to the holders of the Junior Stock, the full preferential amount stated in Section 4(b)(1) shall first be paid to the holders of the Series A Preferred Stock and Series C Preferred Stock. In the event the full amount of such payment is not paid to the holders of the Series A Preferred Stock and Series C Preferred Stock upon or immediately prior to such transaction in accordance herewith, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction shall be distributed ratably among the holders of the Series A Preferred Stock and Series C Preferred Stock.
          (c) Any securities or other property to be delivered pursuant to Section 4(b) shall be valued as follows:
               (1) Securities not subject to Securities Act of 1933 or other similar restrictions on free marketability:
     (A) If listed on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 20 consecutive trading days ending one trading day prior to the closing; if no sale occurs on a trading day, the mean between the closing bid and asked prices on such exchange on such trading day shall be substituted for the closing price on such trading day;
     (B) If not listed on a national securities exchange, but quoted on the NASDAQ National Market, the value shall be deemed to be the average of the closing prices (or, if the securities are not quoted on the NASDAQ National Market but are regularly quoted on another NASD quotation system and there is an active public market for the securities, the mean between the highest bid and lowest asked prices) over the 20 consecutive trading days ending one trading day prior to the closing; and
     (C) If the securities are not listed on a national securities exchange or quoted on the NASDAQ National Market and are either not otherwise quoted on a NASD quotation system or there is no active public market therefor, the value shall be the fair market value thereof, as mutually determined by the Corporation and a Determinative Vote.
               (2) The method of valuation of securities subject to Securities Act of 1933 or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and a Determinative Vote;

               (3) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Corporation and a Determinative Vote;
               (4) If the Corporation and a Determinative Vote are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board of Directors and a Determinative Vote (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules). The cost of such valuation and, if required, action by the American Arbitration Association shall be borne by the Corporation.
          (d) In the event the requirements of Section 4(b) are not complied with, the Corporation shall forthwith either:
               (1) Cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or
               (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(e).
          (e) The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the anticipated closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series A Preferred Stock.
          (f) The provisions of this Section 4 are in addition to the protective provisions of Section 5.
     5. Voting Rights.
          (a) The holders of Series A Preferred Stock, except as otherwise required under Delaware law or as set forth herein, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.
          (b) Without the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Series A Preferred Stock entitled to vote as provided in paragraph 5(c), voting or consenting, as the case may be, as one class, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (i) either (I) the Corporation shall be the surviving or continuing corporation or (2) the Person (if other than the Corporation) formed by such consolidation or into which the corporation is merged or the person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and (ii) the Series A Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or Substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.
          (c) For purposes of any vote or consent of holders of Series A Preferred Stock, each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote per share of Series A Preferred Stock held on the record date for determining the stockholders of the Corporation eligible to vote on the matters set forth in such paragraph 5(b). At any meeting of the holders of Series A Preferred Stock the presence in person or by proxy of the holders of at least a majority of the outstanding Series A Preferred Stock entitled under the terms of this paragraph 5(c) to vote at such meeting shall be required to constitute a quorum of such Series A Preferred Stock.
          (d) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without a Determinative Vote;
               (1) Effect any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or make any agreement or become obligated to do so unless the obligations of the Corporation under such agreement are expressly conditioned Upon the requisite approval of the holders of the Series A Preferred Stock and Series B Preferred Stock as provided for herein;
               (2) Effect any sale, transfer, assignment, license or sublicense of any patent, copyright, trademark, trade name, software or other intellectual property that is used or developed by the Corporation or any of its Subsidiaries and is material to the conduct of its business or the business of such Subsidiary;
               (3) Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly-owned Subsidiary, any stock or other equity securities of such Subsidiary;

               (4) Take any action which would result in taxation of the holders of Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986 (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);
               (5) Enter into or carry out any transaction with any of its officers, director or employees having annual base compensation of at least $50,000, or any holder of at least 1% of the outstanding Common Stock (or warrants, options or rights to purchase such Common Stock), or any Affiliate of any such officer, director, employee or holder;
               (6) Incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness in existence on the first date of issuance of Series A Preferred Stock, (ii) (for the avoidance of doubt) trade accounts payable that arise in the usual and ordinary course of business, and (iii) Indebtedness pursuant to a working capital line of credit in existence on the first date of issuance of the Series A Preferred Stock;
               (7) Guarantee or otherwise become contingently obligated for the payment of any Indebtedness of any Person (other than a wholly-owned Subsidiary); or
               (8) Authorize or issue, or obligate itself to issue, any other equity security on a parity with the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences; for purposes of this subsection, the authorization or issuance of any Indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or any Indebtedness issued with (A) shares of capital stock of the Corporation or (B) warrants or other rights to purchase capital stock of the Corporation or securities convertible into capital stock shall be deemed the authorization or issuance of the underlying security.
          (e) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent of holders of at least 2/3 of the outstanding shares of Series A Preferred Stock:
               (1) Increase or decrease (other than by redemption) the total number of authorized shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock;
               (2) Amend its certificate of incorporation or this Certificate of Designation or the Series B Certificate of Designation or the Series C Certificate of Designation;
               (3) Enter into or carry out any agreement or transaction that would conflict with the Corporation’s obligations to the holders of the Series A Preferred Stock; or
               (4) Authorize or issue, or obligate itself to issue, any other equity security senior to the Series A Preferred Stock as to dividend or redemption rights or liquidation preferences; for purposes of this subsection, the authorization or issuance of any Indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or any Indebtedness issued with (A) shares of capital stock of Corporation or (B) warrants or other rights to purchase capital stock of the Corporation or Securities convertible into capital stock shall be deemed the authorization or issuance of the underlying security.

           (f) The holders of the Series A Preferred Stock and the Series B Preferred Stock shall vote as a single class on all matters for which Series A Preferred Stock and Series B Preferred Stock have voting rights.
     6. Redemption.
          (a) Mandatory Redemption.
               (1) The Corporation shall, with a Determinative Vote, redeem the number of shares of Series A Preferred Stock on the earlier to occur of (A) a Change in Control or (B) the seventh anniversary of the Original Issue Date (the “Redemption Date”), at the Redemption Price hereinafter specified (a “Redemption”);
               (2) If the funds of the Corporation legally available for redemption of Series A Preferred Stock and Series C Preferred Stock on a Redemption Date are insufficient to redeem the number of shares to be redeemed pursuant to this subsection (a) on such date, those funds which are legally available will be used to redeem the maximum possible number of shares among the holders of the Series A Preferred Stock and Series C Preferred Stock ratably in accordance with the amount that would be payable in the Redemption if the amounts to which the holders of Series A Preferred Stock and Series C Preferred Stock are entitled were paid in full. At the earliest time thereafter when additional funds of the Corporation are legally available for redemption of Series A Preferred Stock and Series C Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of the Series A Preferred Stock and Series C Preferred Stock which the Corporation has become obligated to redeem on such Redemption Date but which it has not yet redeemed; and
               (3) If fewer than all shares of Series A Preferred Stock are being redeemed, the redemption will be made ratably among all holders in proportion to the number of shares of Series A Preferred Stock held.
          (b) Redemption Price. The Redemption Price of the Series A Preferred Stock (the “Redemption Price”) shall be the Investment Value per share.
          (c) Redemption Notice. The Corporation shall, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date, give written notice (“Redemption Notice”) to each holder of record of Series A Preferred Stock to be redeemed. The Redemption Notice shall state:
               (1) That all or a specified number of the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;
               (2) The number of shares of Series A Preferred Stock held by the holder which the Corporation will redeem;
               (3) The Redemption Date and the Redemption Price; and
               (4) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

           (d) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series A Preferred Stock. On or before the Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.
          (e) Deposit of Funds. On or prior to the Redemption Date, the Corporation shall deposit with any bank or trust company, having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series A Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares call for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.
     7. Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series A Preferred Stock).
     8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

     9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at such stockholder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
     10. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).
     “Change in Control” means that a Person or Persons other than the holders of Common Stock as of the first date of issuance of Series A Preferred Stock become or becomes the beneficial or record holder or holders of a majority of the outstanding Common Stock.
     “Common Stock” shall have the meaning ascribed to it in paragraph 2 hereof.
     “Convertible Securities” means stock or other securities convertible into or exchangeable for, shares of Common Stock.
     “Corporation” shall have the meaning ascribed to it in the first paragraph of this Resolution.
     “Dividend Rate” means (i) the Standard Dividend Rate unless the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series A Preferred Stock, and (ii) during any period in which the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price, the Standard Dividend Rate plus an additional 2% per annum for each full six-month period in which any such arrears exists.

     “Junior Stock” shall have the meaning ascribed to it in paragraph 2 hereof.
     “Liquidation Preference” shall have the meaning ascribed to it in paragraph 1 hereof.
     “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
     “Series A Preferred Stock” shall have the meaning ascribed to it in paragraph 1 hereof.
     “Series B Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series B Preferred Stock.
     “Series C Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series C Preferred Stock.
     “Standard Dividend Rate” means 7% of the Liquidation Preference.
     “Subsidiary” means with respect to the Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.
     11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of at least two-thirds of the Series A Preferred Stock outstanding at the time such action is taken. No amendment which would be adverse to the interests of the holders of the Common Stock, the Series B preferred Stock or the Series C Preferred Stock shall be binding or effective to any holder of the Series B Preferred Stock, the Series C Preferred Stock or the Common Stock without the prior written consent of the holders of the majority of the Series B Preferred Stock, the Series C Preferred Stock or the Common Stock, respectively.
* * *
     IN WITNESS WHEREOF, CASCADE ACQUISITION INC. has caused this certificate to be duly executed this April 8, 1998.

CASCADE ACQUISITION INC.
By:	/s/ Wyman C. Harris
	Name:	Wyman C. Harris
	Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:01 AM 04/09/1998
981136653 — 2875868
CASCADE ACQUISITION INC.
CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE
SERIES B PREFERRED STOCK,
PAR VALUE $.0001 PER SHARE
     The following resolution was duly adopted by the Board of Directors of Cascade Acquisition Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of the Delaware General Corporation Law, in accordance with the provisions of Section 151 thereof, on April 8, 1998, by the unanimous written consent of the Board of Directors of the Corporation:
     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, par value $.0001 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and
     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;
     NOW, THEREFORE, BE IT RESOLVED:
     1. Designation and Number of Shares. There shall be hereby established a series of preferred stock designated as “Series B Preferred Stock” (such series being hereinafter referred to as the “Series B Preferred Stock”). The authorized number of shares of Series B Preferred Stock shall be 1,000. The liquidation preference of the Series B Preferred Stock shall be $1,000 per share (the “Liquidation Preference”).
     2. Rank. The Series B Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank senior to all classes of common stock of the Corporation (including, without limitation, the common stock, par value $.0001 per share, of the Corporation (the “Common Stock”))(the Common Stock is hereinafter referred to as the “Junior Stock”).

     3. Dividends.
          (a) Beginning on the date of issuance of the Series B Preferred Stock, dividends on each outstanding share of Series B Preferred Stock (a “Share”) shall accrue on a daily basis at the Dividend Rate per annum. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued dividends shall be fully declared and issued before any dividend, distribution or payment may be made with respect to any Junior Stock. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.
          (b) Dividends accruing on the Series B Preferred Stock shall be paid by the issuance of additional shares of Series B Preferred Stock (including fractional shares of Series B Preferred Stock), with each share of Series B Preferred Stock to be valued for these issuances at $1,000 per share.
          (c) On June 30 and December 31 of each year, beginning December 31, 1998 (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and issued to the holders of the Series B Preferred Stock.
          (d) All dividends paid with respect to shares of Series B Preferred Stock pursuant to paragraph 3(a) shall be paid pro rata and in like manner to all of the holders entitled thereto.
          (e) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together (a “Determinative Vote”):
               (1) Redeem, purchase or otherwise acquire for value any share or shares of Series B Preferred Stock, whether such redemption occurs in connection with a merger or other business combination, pursuant to Section 6, or otherwise, and if the Series B Preferred Stock is so redeemed, purchased or otherwise acquired, then all of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock must be redeemed or purchased concurrently;
               (2) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation or any Subsidiary; or
               (3) Declare or pay any dividends on or declare or make any other distribution (other than a dividend payable solely in shares of Series A Preferred Stock or Series C Preferred Stock), direct or indirect, on account of the Junior Stock or set apart any sum for such purpose.
          (f) Subject to the foregoing provisions of this paragraph 3, the Corporation may declare, pay or set apart for payment dividends on any shares of Junior Stock or make any payments on account of or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any shares of Junior Stock or make any distribution in respect thereof, and the holders of the shares of the Series B Preferred Stock shall not be entitled to share therein.
     4. Liquidation Preference.
          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the provisions of paragraph 2, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid for each share held thereby, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon (calculated pursuant to paragraph 3(a)) to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Reference Date to the date fixed for liquidation, dissolution or winding up) (the “Investment Value”), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. Except as provided in the preceding sentence, holders of the Series B Preferred Stock, in their capacities as such, shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, If the assets of the Corporation are not sufficient to pay in full the foregoing liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock, then the holders of all shares of Series B Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock are entitled were paid in full.
          (b) At any time, in the event of a sale or other disposition of all or substantially all of the assets of the Corporation, then:
               (1) first, the holders of the Series A Preferred Stock and Series C Preferred Stock shall receive for each share of such stock, in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to the Investment Value specified in Section 4 of the Series A Certificate of Designation;

               (2) second, the holders of the Series B Preferred Stock shall receive the Investment Value per share on the date of full payment, and
               (3) third, holders of the Common Stock shall be entitled to receive the remaining proceeds of such transaction.
          Such payments shall be made by redemption or purchase of such shares by the Corporation. Before any payment or distribution is made to the holders of the Junior Stock, the full preferential amount stated in Section 4(b)(2) shall first be paid to the holders of the Series B Preferred Stock. In the event the full amount of such payment is not paid to the holders of the Series B Preferred Stock upon or immediately prior to such transaction in accordance herewith, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction to the holders of Series B Preferred Stock shall be distributed ratably among the holders of the Series B Preferred Stock.
          (c) Any securities or other property to be delivered pursuant to Section 4(b) shall be valued as follows:
               (1) Securities not subject to Securities Act of 1933 or other similar restrictions on free marketability;
     (A) If listed on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 20 consecutive trading days ending one trading day prior to the closing; if no sale occurs on a trading day, the mean between the closing bid and asked prices on such exchange on such trading day shall be substituted for the closing price on such trading day;
     (B) If not listed on a national securities exchange, but quoted on the NASDAQ National Market, the value shall be deemed to be the average of the closing prices (or, if the securities are not quoted on the NASDAQ National Market but are regularly quoted on another NASD quotation system and there is an active public market for the securities, the mean between the highest bid and lowest asked prices) over the 20 consecutive trading days ending one trading day prior to the closing; and
     (C) If the securities are not listed on a national securities exchange or quoted on the NASDAQ National Market and are either not otherwise quoted on a NASD quotation system or there is no active public market therefor, the value shall be the fair market value thereof, as mutually determined by the Corporation and a Determinative Vote.
                (2) The method of valuation of securities subject to Securities Act of 1933 or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and a Determinative Vote;
                (3) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Corporation and a Determinative Vote;
                (4) If the Corporation and a Determinative Vote are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board of Directors and a Determinative Vote (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules). The cost of such valuation and, if required, action by the American Arbitration Association shall be borne by the Corporation.
          (d) In the event the requirements of Section 4(b) are not complied with, the Corporation shall forthwith either:
                (1) Cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or
                (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(e).
          (e) The Corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the anticipated closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series B Preferred Stock.
          (f) The provisions of this Section 4 are in addition to the protective provisions of Section 5.
     5. Voting Rights.
          (a) The holders of Series B Preferred Stock, except as otherwise required under Delaware law or as set forth herein, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (b) Without the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Series B Preferred Stock entitled to vote as provided in paragraph 5(c), voting or consenting, as the case may be, as one class, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (i) either (1) the Corporation shall be the surviving or continuing corporation or (2) the Person (if other than the Corporation) formed by such consolidation or into which the corporation is merged or the person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; and (ii) the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.
          (c) For purposes of any vote or consent of holders of Series B Preferred Stock, each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote per share of Series B Preferred Stock held on the record date for determining the stockholders of the Corporation eligible to vote on the matters set forth in such paragraph 5(b). At any meeting of the holders of Series B Preferred Stock the presence in person or by proxy of the holders of at least a majority of the outstanding Series B Preferred Stock entitled under the terms of this paragraph 5(c) to vote at such meeting shall be required to constitute a quorum of such Series B Preferred Stock.
          (d) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to without a Determinative Vote:
                (1) Effect any reclassification or other change of any stock, or any recapitalization, or any dissolution, liquidation, or winding up of the Corporation or make any agreement or become obligated to do so unless the obligations of the Corporation under such agreement are expressly conditioned upon the requisite approval of the holders of the Series A Preferred Stock and Series B Preferred Stock as provided for herein;
                (2) Effect any sale, transfer, assignment, license or sublicense of any patent, copyright, trademark, trade name, software or other intellectual property that is used or developed by the

Corporation or any of its Subsidiaries and is material to the conduct of its business or the business of such Subsidiary;
               (3) Permit any Subsidiary to issue or sell, or obligate itself to issue or sell, except to the Corporation or any wholly-owned Subsidiary, any stock or other equity securities of such Subsidiary;
               (4) Take any action which would result in taxation of the holders of Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986 (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended);
               (5) Enter into or carry out any transaction with any of its officers, director or employees having annual base compensation of at least $50,000, or any holder of at least 1% of the outstanding Common Stock (or warrants, options or rights to purchase such Common Stock), or any Affiliate of any such officer, director, employee or holder;
               (6) Incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness in existence on the first date of issuance of Series B Preferred Stock, (ii) (for the avoidance of doubt) trade accounts payable that arise in the usual and ordinary course of business, and (iii) Indebtedness pursuant to a working capital line of credit in existence on the first date of issuance of the Series B Preferred Stock;
               (7) Guarantee or otherwise become contingently obligated for the payment of any Indebtedness of any Person (other than a wholly-owned Subsidiary); or
               (8) Authorize or issue, or obligate itself to issue, any other equity security on a parity with the Series B Preferred Stock as to dividend or redemption rights or liquidation preferences; for purposes of this subsection, the authorization or issuance of any Indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or any Indebtedness issued with (A) shares of capital stock of the Corporation or (B) warrants or other rights to purchase capital stock of the Corporation or securities convertible into capital stock shall be deemed the authorization or issuance of the underlying security.
          (e) So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent of holders of at least a majority of the outstanding shares of Series B Preferred Stock:
               (1) Increase or decrease (other than by redemption) the total number of authorized shares of Series A Preferred Stock or Series B Preferred Stock or Series C Preferred Stock;
               (2) Amend its certificate of incorporation or this Certificate of Designation or the Series A Certificate of Designation or the Series C Certificate of Designation;
               (3) Enter into or carry out any agreement or transaction that would conflict with the Corporation’s obligations to the holders of the Series B Preferred Stock; or

               (4) Authorize or issue, or obligate itself to issue, any other equity security on a parity with the Series B Preferred Stock as to dividend or redemption rights or liquidation preferences; for purposes of this subsection, the authorization or issuance of any Indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or any Indebtedness issued with (A) shares of capital stock of the Corporation or (B) warrants or other rights to purchase capital stock of the Corporation or securities convertible into capital stock shall be deemed the authorization or issuance of the underlying security.
          (f) The holders of the Series A Preferred Stock and the Series B Preferred Stock shall vote as a single class on all matters for which Series A Preferred Stock and Series B Preferred Stock have voting rights.
     6. Redemption.
          (a) Mandatory Redemption.
               (1) The Corporation shall, with a Determinative Vote, redeem the number of shares of Series B Preferred Stock on the earlier to occur of (A) a Change in Control or (B) the seventh anniversary of the Original Issue Date (the “Redemption Date”), at the Redemption Price hereinafter specified (a “Redemption”);
               (2) If the funds of the Corporation legally available for redemption of Series B Preferred Stock on a Redemption Date are insufficient to redeem the number of shares to be redeemed pursuant to this subsection (a) on such date, those funds which are legally available will be used to redeem the maximum possible number of shares among the holders of the Series B Preferred Stock ratably on the basis of the number of shares of Series B Preferred Stock held. At the earliest time thereafter when additional funds of the Corporation are legally available for redemption of Series B Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of the Series B Preferred Stock which the Corporation has become obligated to redeem on such Redemption Date but which it has not yet redeemed; and
               (3) If fewer than all shares of Series B Preferred Stock are being redeemed, the redemption will be made ratably among all holders in proportion to the number of shares of Series B Preferred Stock held.
           (b) Redemption Price. The Redemption Price of the Series B Preferred Stock (the “Redemption Price”) shall be the Investment Value per share.
          (c) Redemption Notice. The Corporation shall, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date, give written notice (“Redemption Notice”) to each holder of record of Series B Preferred Stock to be redeemed. The Redemption Notice shall state:
               (1) That all or a specified number of the outstanding shares of Series B Preferred Stock are to be redeemed and the total number of shares being redeemed;

               (2) The number of shares of Series B Preferred Stock held by the holder which the Corporation will redeem;
               (3) The Redemption Date and the Redemption Price; and
               (4) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.
          (d) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series B Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series B Preferred Stock. On or before the Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.
          (e) Deposit of Funds. On or prior to the Redemption Date, the Corporation shall deposit with any bank or trust company, having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series B Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares call for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.
     7. Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and Unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series B Preferred Stock).
     8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred Stock represented by the surrendered certificate.
     9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any Series B Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at such stockholder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
     10. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires;
     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).
     “Change in Control” means that a Person or Persons other than the holders of Common Stock as of the first date of issuance of Series B Preferred Stock become or becomes the beneficial or record holder or holders of a majority of the outstanding Common Stock.
     “Common Stock” shall have the meaning ascribed to it in paragraph 2 hereof.
     “Convertible Securities” means stock or other securities convertible into or exchangeable for, shares of Common Stock.
     “Corporation” shall have the meaning ascribed to it in the first paragraph of this Resolution.
     “Dividend Rate” means (i) the Standard Dividend Rate unless the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series B Preferred Stock, and (ii) during any period in which the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price, the Standard Dividend Rate plus an additional 2% per annum for each full six-month period in which any such arrears exists.

     “Junior Stock” shall have the meaning ascribed to it in paragraph 2 hereof.
     “Liquidation Preference” shall have the meaning ascribed to it in paragraph 1 hereof.
     “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
     “Series B Preferred Stock” shall have the meaning ascribed to it in paragraph 1 hereof.
     “Series A Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series A Preferred Stock.
     “Series C Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series C Preferred Stock.
     “Standard Dividend Rate” means 7% of the Liquidation Preference.
     “Subsidiary” means with respect to the Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.
     11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of a majority of the Series B Preferred Stock outstanding at the time such action is taken. No amendment which would be adverse to the interests of the holders of the Common Stock, the Series A Preferred Stock or the Series C Preferred Stock shall be binding or effective to any holder of the Series A Preferred Stock, the Series C Preferred Stock or the Common Stock without the prior written consent of the holders of two-thirds of the Series A Preferred Stock, or a majority of the Series C Preferred Stock or the Common Stock, respectively.
* * *
     IN WITNESS WHEREOF, CASCADE ACQUISITION INC. has caused this certificate to be duly executed this April 8, 1998.

CASCADE ACQUISITION INC.
By:	/s/ Wyman C. Harris
	Name:	Wyman C. Harris
	Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:02 AM 04/09/1998
981136656 — 2875868
CASCADE ACQUISITION INC.
CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE
SERIES C PREFERRED STOCK,
PAR VALUE $.0001 PER SHARE
     The following resolution was duly adopted by the Board of Directors of Cascade Acquisition Inc., a Delaware corporation (the “Corporation”), pursuant to the provisions of the Delaware General Corporation Law, in accordance with the provisions of Section 151 thereof, on April 8, 1998, by the unanimous written consent of the Board of Directors of the Corporation:
     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of preferred stock, par value $.0001 per share, of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Delaware General Corporation Law; and
     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock and the number of shares constituting such series;
NOW, THEREFORE, BE IT RESOLVED:
     1. Designation and Number of Shares. There shall be hereby established a series of preferred stock designated as “Series C Preferred Stock” (such series being hereinafter referred to as the “Series C Preferred Stock”). The authorized number of shares of Series C Preferred Stock shall be 1,000. The liquidation preference of the Series C Preferred Stock shall be an amount equal to (i) $1,000 plus (ii) $70 multiplied by a fraction, the numerator of which is equal to the number of days between April 9, 1998 and the date of issuance of the Series C Preferred Stock and the denominator of which is 365 per share (the “Liquidation Preference”).
     2. Rank. The Series C Preferred Stock shall, with respect to dividend distributions and distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation,

rank senior to the Series B Preferred Stock of the Corporation (“Series B Preferred Stock”) and all classes of common stock of the Corporation (including, without limitation, the common stock, par value $.0001 per share, of the Corporation (the “Common Stock”))(the Series B Preferred Stock and Common Stock are hereinafter referred to as the “Junior Stock”), other than the Series A Preferred Stock of the Corporation (the “Series A Preferred Stock”).
     3. Dividends.
          (a) Beginning on the date of issuance of the Series C Preferred Stock, dividends on each outstanding share of Series C Preferred Stock (a “Share”) shall accrue on a daily basis at the Dividend Rate per annum. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued dividends shall be fully declared and issued before any dividend, distribution or payment may be made with respect to any Junior Stock. The date on which the Corporation initially issues any Share shall be deemed to be its “date of issuance” regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.
          (b) Dividends accruing on the Series C Preferred Stock shall be paid by the issuance of additional shares of Series C Preferred Stock (including fractional shares of Series C Preferred Stock), with each share of Series C Preferred Stock to be valued for these issuances at $1,000 per share.
          (c) On June 30 and December 31 of each year, beginning December 31, 1998 (the “Dividend Reference Dates”), all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and issued to the holders of the Series C Preferred Stock.
          (d) All dividends paid with respect to shares of Series C Preferred Stock pursuant to paragraph 3(a) shall be paid pro rata and in like manner to all of the holders entitled thereto.
          (e) So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together (a “Determinative Vote”):
                (1) Redeem, purchase or otherwise acquire for value any share or shares of Series B Preferred Stock, whether such redemption occurs in connection with a merger or other business combination, pursuant to Section 6, or otherwise, and if the Series C Preferred Stock is so redeemed, purchased or otherwise acquired, then all of the outstanding Series A Preferred Stock and Series C Preferred Stock must be redeemed or purchased concurrently;
                (2) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the Corporation or any Subsidiary; or
               (3) Declare or pay any dividends on or declare or make any other distribution (other than a dividend payable solely in shares of Series A Preferred Stock or Series C Preferred Stock), direct or indirect, on account of the Junior Stock or set apart any sum for such purpose.
          (f) Subject to the foregoing provisions of this paragraph 3, the Corporation may declare, pay or set apart for payment dividends on any shares of Junior Stock or make any payments on account of or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any shares of Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any shares of Junior Stock or make any distribution in respect thereof and the holders of the shares of the Series C Preferred Stock shall not be entitled to share therein.
     4. Liquidation Preference.
          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the provisions of paragraph 2, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid for each share held thereby, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Liquidation Preference plus an amount in cash equal to all accumulated and unpaid dividends thereon (calculated pursuant to paragraph 3(a)) to the date fixed for liquidation, dissolution or winding up (including on amount equal to a prorated dividend for the period from the last Dividend Reference Date to the date fixed for liquidation, dissolution or winding up) (the “Investment Value”), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. Except as provided in the preceding sentence, holders of the Series C Preferred Stock and Series A Preferred Stock, in their capacities as such, shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the foregoing liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and Series A Preferred Stock, then the holders of all shares of Series C Preferred Stock and Series A Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and Series A Preferred Stock are entitled were paid in full.
          (b) At any time, in the event of a sale or other disposition of all or substantially all of the assets of the Corporation, then:
                (1) first, the holders of the Series A Preferred Stock and Series C Preferred Stock shall receive for each share of such stock, in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to the Investment Value specified in Section 4 of the Series A Certificate of Designation;
                (2) second, the holders of the Series B Preferred Stock shall receive the Investment Value per share on the date of full payment; and
                (3) third, holders of the Common Stock shall be entitled to receive the remaining proceeds of such transaction.
          Such payments shall be made by redemption or purchase of such shares by the Corporation. Before any payment or distribution is made to the holders of the Junior Stock, the full preferential amount stated in Section 4(b)(2) shall first be paid to the holders of the Series C Preferred Stock and Series A Preferred Stock. In the event the full amount of such payment is not paid to the holders of the Series C Preferred Stock and Series A Preferred Stock upon or immediately prior to such transaction in accordance herewith, then all cash and securities (including, without limitation, debt securities) to be distributed in respect of the proposed transaction to the holders of Series C Preferred Stock and Series A Preferred Stock shall be distributed ratably among the holders of the Series C Preferred Stock and Series A Preferred Stock.
          (c) Any securities or other property to be delivered pursuant to Section 4(b) shall be valued as follows:
                (1) Securities not subject to Securities Act of 1933 or other similar restrictions on free marketability:
     (A) If listed on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 20 consecutive trading days ending one trading day prior to the closing; if no sale occurs on a trading day, the mean between the closing bid and asked prices on such exchange on such trading day shall be substituted for the closing price on such trading day;

     (B) If not listed on a national securities exchange, but quoted on the NASDAQ National Market, the value shall be deemed to be the average of the closing prices (or, if the securities are not quoted on the NASDAQ National Market but are regularly quoted on another NASD quotation system and there is an active public market for the securities, the mean between the highest bid and lowest asked prices) over the 20 consecutive trading days ending one trading day prior to the closing; and
     (C) If the securities are not listed on a national securities exchange or quoted on the NASDAQ National Market and are either not otherwise quoted on a NASD quotation system or there is no active public market therefor, the value shall be the fair market value thereof, as mutually determined by the Corporation and a Determinative Vote.
                (2) The method of valuation of securities subject to Securities Act of 1933 or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and a Determinative Vote;
                (3) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Corporation and a Determinative Vote;
                (4) If the Corporation and a Determinative Vote are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board of Directors and a Determinative Vote (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules). The cost of such valuation and, if required, action by the American Arbitration Association shall be borne by the Corporation.
          (d) In the event the requirements of Section 4(b) are not complied with, the Corporation shall forthwith either:
                (1) Cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or
                (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(c).

          (e) The Corporation shall give each holder of record of Series C Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the anticipated closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series C Preferred Stock.
          (f) The provisions of this Section 4 are in addition to the protective provisions of Section 5.
     5. Voting Rights.
          (a) The holders of Series C Preferred Stock, except as otherwise required under Delaware law or as set forth herein, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.
          (b) Without the affirmative vote or consent of holders of a majority of the issued and outstanding shares of Series C Preferred Stock entitled to vote as provided in paragraph 5(c), voting or consenting, as the case may be, as one class, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless: (i) either (1) the Corporation shall be the surviving or continuing corporation or (2) the Person (if other than the Corporation) formed by such consolidation or into which the corporation is merged or the person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Corporation shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; (ii) the Series C Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series C Preferred Stock had immediately prior to such transaction and (iii) each share of the Series C Preferred Stock shall receive substantially the same consideration, in form and amount, as a share of the Series A Preferred Stock in such transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.
          (c) For purposes of any vote or consent of holders of Series C Preferred Stock, each share of Series C Preferred Stock shall entitle the holder thereof to cast one vote per share of Series C Preferred Stock held on the record date for determining the stockholders of the Corporation eligible to vote on the matters set forth in such paragraph 5(b). At any meeting of the holders of Series C Preferred Stock the presence in person or by proxy of the holders of at least a majority of the outstanding Series C Preferred Stock entitled under the terms of this paragraph 5(c) to vote at such meeting shall be required to constitute a quorum of such Series C Preferred Stock.
          (d) So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the prior vote or written consent of holders of at least a majority of the outstanding shares of Series C Preferred Stock:
                (1) Increase or decrease (other than by redemption) the total number of authorized shares of Series C Preferred Stock;
                (2) Amend this Certificate of Designation; or
                (3) Enter into or carry out any agreement or transaction that would conflict with the Corporation’s obligations to the holders of the Series C Preferred Stock.
     6. Redemption.
          (a) Mandatory Redemption.
                (1) The Corporation shall, with a Determinative Vote, redeem the number of shares of Series C Preferred Stock on the earlier to occur of (A) a Change in Control or (B) the seventh anniversary of the Original Issue Date (the “Redemption Date”), at the Redemption Price hereinafter specified (a “Redemption”);
                (2) If the funds of the Corporation legally available for redemption of Series C Preferred Stock and Series A Preferred Stock on a Redemption Date are insufficient to redeem the number of shares to be redeemed pursuant to this subsection (a) on such date, those funds which are legally available will be used to redeem the maximum possible number of shares among the holders of the Series C Preferred Stock and Series A Preferred Stock ratably in accordance with the amount that would be payable in the Redemption if the amounts to which the holders of Series A Preferred Stock and Series C Preferred Stock are entitled were paid in full. At the earliest time thereafter when additional funds of the Corporation are legally available for redemption of Series C Preferred Stock and Series A Preferred Stock in the manner provided above, such funds will be immediately used to redeem the balance of the Series C Preferred Stock and Series A Preferred Stock which the Corporation has become obligated to redeem on such Redemption Date but which it has not yet redeemed; and
                (3) If fewer than all shares of Series C Preferred Stock are being redeemed, the redemption will be made ratably among all holders in proportion to the number of shares of Series C Preferred Stock held.
          (b) Redemption Price. The Redemption Price of the Series C Preferred Stock (the “Redemption Price”) shall be the Investment Value per share.
          (c) Redemption Notice. The Corporation shall, not less than thirty (30) days nor more than sixty (60) days prior to the Redemption Date, give written notice (“Redemption Notice”) to each holder of record of Series C Preferred Stock to be redeemed. The Redemption Notice shall state:
                (1) That all or a specified number of the outstanding shares of Series C Preferred Stock are to be redeemed and the total number of shares being redeemed;
                (2) The number of shares of Series C Preferred Stock held by the holder which the Corporation will redeem;
                (3) The Redemption Date and the Redemption Price; and
                (4) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.
          (d) Payment of Redemption Price and Surrender of Stock. On the Redemption Date, the Redemption Price of the Series C Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series C Preferred Stock. On or before the Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.
          (e) Deposit of Funds. On or prior to the Redemption Date, the Corporation shall deposit with any bank or trust company, having a capital and surplus of at least $1 billion as a trust fund, a sum equal to the aggregate Redemption Price of all shares of the Series C Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares call for redemption shall be entitled to receive payment of the Redemption Price only from the Corporation.
     7. Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock (other than Series C Preferred Stock).
     8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series C Preferred Stock represented by the surrendered certificate.
     9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at such stockholder’s expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
     10. Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     “Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security that is exchangeable for or convertible into such capital stock).
     “Change in Control” means that a Person or Persons other than the holders of Common Stock as of the first date of issuance of Series C Preferred Stock become or becomes the beneficial or record holder or holders of a majority of the outstanding Common Stock.
“Common Stock” shall have the meaning ascribed to it in paragraph 2 hereof.
“Convertible Securities” means stock or other securities convertible into or exchangeable for, shares of Common Stock.
“Corporation” shall have the meaning ascribed to it in the first paragraph of this Resolution.
     “Dividend Rate” means (i) the Standard Dividend Rate unless the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price of any shares of Series C Preferred Stock, and (ii) during any period in which the Corporation is in arrears at least six months in the payment of all or any portion of the Redemption Price, the Standard Dividend Rate plus an additional 2% per annum for each full six-month period in which any such arrears exists.
“Junior Stock” shall have the meaning ascribed to it in paragraph 2 hereof.
“Liquidation Preference” shall have the meaning ascribed to it in paragraph I hereof.
     “Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.
“Series C Preferred Stock” shall have the meaning ascribed to it in paragraph 1 hereof.
     “Series A Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series A Preferred Stock.

     “Series B Certificate of Designation” means the Certificate of the Powers, Designations, Preferences and Rights of the Series B Preferred Stock.
“Standard Dividend Rate” means 7% of the Liquidation Preference.
     “Subsidiary” means with respect to the Corporation, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Corporation or a Subsidiary of the Corporation.
     11. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of a majority of the Series C Preferred Stock outstanding at the time such action is taken. No amendment which would be adverse to the interests of the holders of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock shall be binding or effective to any holder of the Series A Preferred Stock, the Series B Preferred Stock or the Common Stock without the prior written consent of the holders of two-thirds of the Series A Preferred Stock, or a majority of the Series C Preferred Stock or the Common Stock, respectively.
* * *
     IN WITNESS WHEREOF, CASCADE ACQUISITION INC. has caused this certificate to be duly executed this April 8, 1998.

CASCADE ACQUISITION INC.
By:	/s/ Wyman C. Harris
	Name:	Wyman C. Harris
	Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:45 AM 09/29/2000
001493910 — 2875868
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
CASCADE COOKIE COMPANY, INC.
INTO
CASCADE ACQUISITION INC.
*******
Cascade Acquisition Inc., a corporation organized and existing under the laws of Delaware,
DOES HEREBY CERTIFY:
FIRST: That this corporation was incorporated on the 25th day of March, 1998, pursuant to the General Corporation Law of the State of Delaware.
SECOND: That this corporation owns all of the outstanding shares of the stock of Cascade Cookie Company, Inc., a corporation incorporated on the 15th day of October, 1981, pursuant to the Washington Business Corporation Act of the State of Washington.
THIRD: That this corporation, by the following resolution of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 26th day of September, 2000, determined to merge into itself said Cascade Cookie Company, Inc.:
RESOLVED, that Cascade Acquisition Inc. merge, and it hereby does merge into itself Cascade Cookie Company, Inc. and assumes all of its obligations;
FURTHER RESOLVED, that the merger shall be effective on September 30, 2000; and
FURTHER RESOLVED, that this corporation change its corporate name by changing Article One of the Certificate of Incorporation of this corporation to read as follows:
          FIRST: The name of the corporation is Cascade Cookie Company, Inc.
IN WITNESS WHEREOF, said Cascade Acquisition Inc. has caused this Certificate to be signed by W. E. Taylor, its Vice President this 27th day of September, 2000.

CASCADE ACQUISITION INC.
By:	/s/ W. E. Taylor
W. E. Taylor
Vice President

AGREEMENT OF MERGER
AGREEMENT OF MERGER, dated this 24th day of September, 2003, pursuant to Section 252 of the General Corporation Law of the State of Delaware, between Cascade Cookie Company, Inc., a Delaware corporation and Sugar Kake Cookie Inc., a New York corporation.
WITNESSETH that:
WHEREAS, all of the constituent corporations desire to merge into a single corporation; and
NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:
     FIRST: Cascade Cookie Company, Inc., hereby merges into itself Sugar Kake Cookie Inc. and said Sugar Kake Cookie Inc., shall be and hereby is merged into Cascade Cookie Company, Inc., which shall be the surviving corporation.
     SECOND: The Certificate of Incorporation of Cascade Cookie Company, Inc. is amended as follows:
          FIRST: The name of the corporation is Sugar Kake Cookie Inc.
     THIRD: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value Per Share

Sugar Kake Cookie Inc.	Common	990	No Par Value

     FOURTH: The terms and conditions of the merger are as follows:
     1. The by-laws of the surviving corporation as they shall exist on the effective date of this Agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.
Secretary of State
Division of Corporations
Delivered 02:32 PM 09/25/2003
FILED 02:13 PM 09/25/2003
SRV 030618194 — 2875868 FILE

     2. The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.
     3. This merger shall become effective on October 1, 2003.
     4. Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem to be necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.
     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the time that this Agreement filed with the Secretary of State becomes effective. This Agreement may be amended by the Board of Directors of its constituent corporations at any time prior to the time that this Agreement filed with the Secretary of State becomes effective, provided that an amendment made subsequent to the adoption of the Agreement by the stockholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

     IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by the Vice President of each party hereto as the respective act, deed and agreement of said corporations on this 24th day of September, 2003,

CASCADE COOKIE COMPANY, INC.
By:	/s/ W. E. Taylor
W. E. Taylor
Vice President

SUGAR KAKE COOKIE INC.
By:	/s/ W. E. Taylor
W. E. Taylor
Vice President

ASSISTANT SECRETARY CERTIFICATE
I, C. G. Huber. Jr., Assistant Secretary of Cascade Cookie Company, Inc., a corporation organized and existing under the laws of the state of Delaware, hereby certify, as such Assistant Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Sugar Kake Cookie Inc., a corporation of the State of New York, was duly adopted pursuant to section 228 of the General Corporation Law of the State of Delaware by the unanimous written consent of the stockholders holding all the shares of the capital stock of the corporation, same being 100% percentum of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Cascade Cookie Company, Inc. and the duly adopted agreement and act of the said corporation.
     WITNESS, my hand on this 24th day of September, 2003.

/s/ C. G. Huber, Jr.
C. G. Huber, Jr.
Assistant Secretary